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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated February 21, 2000 accompanying the financial statements and schedules of Riddell Sports Inc. contained in Amendment No. 3 to the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in Amendment No. 3 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                             /s/ Grant Thornton, LLP
                                             GRANT THORNTON, LLP

Chicago, Illinois March 16, 2000